As filed with the Securities and Exchange Commission on May 9, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Insmed Incorporated
(Exact name of registrant as specified in its charter)

VIRGINIA	54-1972729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4851 Lake Brook Drive
Glen Allen, Virginia 23060
(Address of principal executive offices)

Insmed Incorporated 2000 Stock Incentive Plan
(Full title of the plan)

Geoffrey Allan, Ph.D.
Chairman of the Board, President and
Chief Executive Officer
Insmed Incorporated
4851 Lake Brook Drive
Glen Allen, Virginia 23060
(804) 565-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
T. Justin Moore, III, Esquire
Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, par value $.01 per share	2,500,000 Shares and related Preferred Stock Purchase Rights	$2.61	*	$6,525,000	*	$601.00	*

(*)
Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Insmed Incorporated common stock (the “Common Stock”) on the Nasdaq National Market on May 7, 2002.

REGISTRATION OF ADDITIONAL SECURITIES

Insmed Incorporated is hereby registering 2,500,000 additional shares of its common stock (including the related Preferred Stock Purchase Rights), $0.01 par value per share, for issuance under the Insmed Incorporated 2000 Stock Incentive Plan. A registration statement on Form S-8 (Registration No. 333-39200), as filed with the Securities and Exchange Commission on June 13, 2000, relating to the same class of securities and the same employee benefit plan is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 9th day of May, 2002.

INSMED INCORPORATED (Registrant)

BY:	/s/ KEVIN P. TULLY
Kevin P. Tully Treasurer and Controller (Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned, in his capacity as officer or director, or both, as the case may be, of Insmed Incorporated does hereby appoint Geoffrey Allan, Ph.D. and Kevin P. Tully, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both, as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both, as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ GEOFFREY ALLAN Geoffrey Allan, Ph.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 9, 2002

/s/ KEVIN P. TULLY Kevin P. Tully	Treasurer and Controller (Principal Financial and Accounting Officer)	May 9, 2002

/s/ KENNETH G. CONDON Kenneth G. Condon	Director	May 9, 2002

/s/ GRAHAM K. CROOKE Graham K. Crooke, MB.BS	Director	May 9, 2002

/s/ STEINAR J. ENGELSEN Steinar J. Engelsen, M.D.	Director	May 9, 2002

/s/ EDGAR G. ENGLEMAN Edgar G. Engleman, M.D.	Director	May 9, 2002

/s/ MELVIN SHAROKY Melvin Sharoky, M.D.	Director	May 9, 2002

/s/ RANDALL W. WHITCOMB Randall W. Whitcomb, M.D.	Director	May 9, 2002

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunton & Williams as to the legality of the securities being registered.

10.18	Amendment No. 1 to the Insmed Incorporated 2000 Stock Incentive Plan.

23.1	Consent of Hunton & Williams (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on Signature Page).